                                                                      Exhibit 11
STATEMENTS REGARDING COMPUTATION OF PER SHARE EARNINGS

HISTORICAL EARNINGS PER SHARE


                                                NOVEMBER 30,                  MAY 31,
                                     ----------------------------------  ---------------------
                                         1994        1995        1996       1996        1997
                                     ----------  ----------  ----------  ---------  ----------
Net income (loss) available to
  common shareholders:
  Net income (loss) ..............  $  (128,993) $ (195,195)  $2,816,104 $ 452,884   $  751,408
  Preferred stock dividends.......       (8,750)     (4,375)         -          -            -
                                    -----------  ----------   ---------- ---------   ----------
  Net income (loss) available to
    common shareholders...........  $  (137,743) $ (199,570)  $2,816,104 $ 452,884   $  751,408
                                    ===========  ==========   ========== =========   ==========

Common Stock and Common Stock
  Equivalents:
  Weighted average shares
    outstanding...................      623,092     630,938      655,773   655,773      717,428
  Convertible Securities:
    Series B Preferred Stock......      663,761     663,761      663,761   663,761      663,761
    Series F Preferred Stock......      135,025     135,025      135,025   135,025      135,025
    Series G Preferred Stock......      673,638     673,638      673,638   673,638      673,638
  Options (calculated on
    Treasury Method) 1987 Plan....       24,561      11,790       21,374    21,374       27,832
  Options and warrants issued
    within one year of the
      offering (calculated on
        Treasury Method):
    Vested options repriced or
      granted.......................    207,020     207,020      207,020   207,020      302,933
    Warrants repriced...............     65,782      65,782       65,782    65,782       76,768
                                    -----------  ----------   ---------- ---------   ----------
                                        272,802     272,802      272,802   272,802      379,701
                                    -----------  ----------   ---------- ---------   ----------

       Total common stock and
         common stock
           equivalents............    2,392,879   2,387,954    2,422,373 2,422,373    2,597,385
                                    ===========  ==========   ========== =========   ==========

Earnings (loss) per common share..  $     (0.06) $    (0.08)   $    1.16 $    0.19    $     .29
                                    ===========  ==========   ========== =========   ==========


PRO FORMA EARNINGS PER SHARE
TO GIVE EFFECT TO THE RECAPITALIZATION
(Presented on the face of the November 30, 1996 and May 31, 1997 historical Statement of Operations)

                                                       NOVEMBER 30,       MAY 31,
                                                          1996             1997
                                                      -------------     -----------
Pro forma net income:

  Net income......................................     $2,816,104        $   751,408
  Add back interest (tax affected (40%)) on debt
    included in Recapitalization..................

    $2,000,000 portion of subordinated note (7.74%)
      converted to stock in Recapitalization......         92,879             46,440

    $2,867,546 subordinated note (12.0%) converted
      to stock in Recapitalization................        206,464            103,232
                                                       ----------        -----------

   Pro forma net income...........................     $3,115,447        $   901,080
                                                       ==========        ===========

Common Stock and Common Stock Equivalents:
   Historical weighted average shares outstanding.      2,422,373          2,597,385
   Less common stock equivalents included in
     historical earnings per share:
     Series B Preferred Stock.....................       (663,761)          (663,761)
     Series F Preferred Stock.....................       (135,025)          (135,025)
     Series G Preferred Stock.....................       (673,638)          (673,638)
   Add effect of Recapitalization:
     Series A Preferred Stock.....................         86,003             86,003
     Series B Preferred Stock.....................        663,761            663,761
     Series F & G Preferred Stock.................        763,748            763,748
     Shares for $2,867,546 of subordinated debt...        616,544            616,544
     Shares for $2,000,000 of subordinated debt...        430,015            430,015
   Total pro forma common stock and common stock       ----------        -----------
     equivalents..................................      3,510,020          3,685,032
                                                       ----------        -----------
Pro forma earnings per common share...............     $     0.89        $      0.24
                                                       ==========        ===========



PRO FORMA EARNINGS PER SHARE
TO GIVE EFFECT TO THE RECAPITALIZATION AND THE OFFERING
(Presented on the face of the Pro Forma Statement of Operations)


                                                       NOVEMBER 30,       MAY 31,
                                                          1996             1997
                                                      -------------     -----------
Pro forma net income..............................     $3,176,866        $1,327,675
                                                       ==========        ==========
Common Stock and Common Stock Equivalents:
  Outstanding shares of the Company...............        655,773           655,773
   Shares used to convert subordinated debt:
   Shares for $2,867,546 of subordinated debt.....        616,544           616,544
   Shares for $2,000,000 of subordinated debt.....        430,015           430,015
   Shares used to convert preferred stock:
     Series A Preferred Stock.....................         86,003            86,003
     Series B Preferred Stock.....................        663,761           663,761
     Series F Preferred Stock.....................        763,748           763,748
                                                       ----------        ----------
         Total outstanding shares of the Company..      3,215,844         3,215,844
                                                       ----------        ----------
Shares issued in acquisition of
  Manhattan Limousine.............................        228,571           228,571
                                                       ----------        ----------
Conversion of debt................................         48,107            48,107
                                                       ----------        ----------
Shares from offering:
  Shares to pay off debt in connection with
    the offering..................................        841,810           726,980
  Shares used to provide cash for purchase of
    Manhattan Limousine...........................        722,991           722,991
  Shares used to pay off debt from acquisition of
    Manhattan Limousine...........................        485,407           485,407
  Shares used to pay off debt assumed in Manhattan
    Limousine acquisition.........................        383,789           353,556
  Shares used to pay off debt and redeem preferred
    stock as part of Recapitalization.............        411,260           411,260
                                                       ----------        ----------
         Shares used in offering..................      2,845,257         2,700,194
                                                       ----------        ----------
Total shares outstanding..........................      6,337,779         6,192,716
                                                       ----------        ----------

Common stock equivalents (calculated on Treasury
  Method):
  Vested Options outstanding......................        224,416           330,765
  Warrants outstanding............................         63,488            76,768
                                                       ----------        ----------
         Common stock equivalents.................        287,904           407,533
                                                       ----------        ----------
Total common stock and common stock
  equivalents.....................................      6,625,683         6,600,249
                                                       ==========        ==========
Pro forma earnings per common share...............     $     0.48        $     0.20
                                                       ==========        ==========
